UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2020

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US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39120	84-2421185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

(Address of Principal Executive Offices) (Zip Code)

(208) 331-8400

(Registrant's telephone number, including area code)

__________________________________________

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market
Warrants to Purchase Common Stock	ECOLW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2020, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of US Ecology, Inc. (“Company”) approved the base salary, certain equity awards and amended and restated executive employment agreements for each of Simon G. Bell, Steven D. Welling, Eric L. Gerratt and Andrew P. Marshall. On the same day, the Board approved the base salary, certain equity awards and employment agreement for Jeffrey R. Feeler as well as the 2021 Management Incentive Plan (“2021 MIP”) and related target percentages. Despite the significant impacts of, and uncertainty created by, the COVID-19 pandemic, there have been no adjustments to 2020 short term or long-term incentive plans for named executive officers.

2021 Base Salary

The 2021 annual base salary of each named executive officer will remain unchanged from the prior year; $625,000 for Mr. Feeler, $453,000 for Mr. Bell, $425,000 for each of Messrs. Welling and Gerratt and $320,000 for Mr. Marshall (each, an “Executive”).

2021 Management Incentive Plan

The Board approved the 2021 MIP under which each Executive will be eligible to receive a cash incentive payment for fiscal year 2021 (“Plan Year”) based upon the achievement of four independent objectives: (1) financial; (2) individual performance; (3) health and safety; and (4) compliance (each, a “Plan Objective”). The payout available for achievement of 100% of each Plan Objective is a percentage of an Executive’s annual base salary (“Target Incentive”). The Target Incentive is 105% of base salary for Mr. Feeler and 85% of base salary for each of Messrs. Bell, Welling, Gerratt and Marshall. The amount available for achievement of a Plan Objective is weighted as a percentage of an Executive’s Target Incentive and may be earned even if the threshold performance is not met for another Plan Objective.

The portion of an Executive’s Target Incentive based on financial performance (“Finance Target Incentive”) increases with every percentage point over 89% of each of the Company’s target (i) earnings before interest, taxes, depreciation and amortization (“EBITDA Target”) and (ii) free cash flow (“FCF Target”) (each, a “Base MIP Target”) and are weighted at 40% and 20%, respectively, of an Executive’s Target Incentive and 67% and 33% respectively of the Finance Target Incentive. Upon achievement of 90% of a Base MIP Target, the Executive will earn 50% of the Finance Target Incentive, multiplied by the corresponding weight; 67% in the case of the EBITDA Target and 33% in case of the FCF Target (each, a “Target Weight”). For every percentage point achievement over 90% of a Base MIP Target, up to and including 100%, an Executive will earn 5% of the Finance Target Incentive, multiplied by the Target Weight. Upon 100% achievement of a Base MIP Target, 100% of the Finance Target Incentive, multiplied by the Target Weight, will be available to an Executive. In the event the Company exceeds 100% of a Base MIP Target, an Executive will be eligible for an additional incentive payment in an amount calculated by multiplying his Target Incentive by 10% for every 1% increase over 100% of a Base MIP Target and multiplied further by the Target Weight. The additional incentive payments are capped at one times an Executive’s Target Incentive (achieved at 110% of each Base MIP Target) for a maximum potential incentive payment of two times the Executive’s Target Incentive.

Up to 20% of an Executive’s Target Incentive will be awarded based on the Executive’s individual performance, including teamwork, achievement of established annual priorities, effective use of Company resources and other evaluative factors.

Up to 10% of an Executive’s Target Incentive will be awarded based on achieving Company-wide health and safety objectives as set and approved by the Committee.

The metric for the compliance objective is the avoidance of Notices of Violation or Enforcement with monetary penalties during the Plan Year and is weighted at 10% of an Executive’s Target Incentive. The Target Incentive related to compliance will be earned based on a determination by the Committee, taking into consideration, among other things, the dollar amount of a monetary penalty paid (or accrued under generally accepted accounting principles) in the Plan Year, severity of the Notices of Violation or Enforcement, regulatory basis for penalty and respective fact patterns.

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2021 Equity Awards

Given the significant economic uncertainty and business disruption created by the COVID-19 pandemic, the Committee, in consultation with its executive compensation advisor, reviewed the Company’s long-term incentive program to determine whether it appropriately aligns compensation with the Company’s goals and ensures the stability of the Company’s executive team. Following its review, the Committee, and the Board in the case of Mr. Feeler, approved the award of stock options and restricted stock to each Executive with a grant date of January 4, 2021. The value of the shares underlying each award of options and restricted stock will be equal to the amounts set forth in the table below as of the grant date. Restricted stock and options will vest in equal annual installments over three years. The exercise price for each option will be the closing market price of the Company’s common stock on January 4, 2021 and each option will have a ten-year term. The total value awarded Mr. Feeler represents a reduction of $200,000 from the total value of his 2020 equity awards. This reduction was recommended by Mr. Feeler and approved by the Board, considering the economic impact, including to US Ecology’s share price, of the COVID-19 pandemic.

Executive	Stock Options	Restricted Stock	Total
Jeffrey R. Feeler President and Chief Executive Officer	$900,000	$900,000	$1,800,000
Simon G. Bell Executive Vice President and Chief Operating Officer	$325,000	$325,000	$650,000
Steven D. Welling Executive Vice President of Sales and Marketing	$312,500	$312,500	$625,000
Eric L. Gerratt Executive Vice President and Chief Financial Officer	$312,500	$312,500	$625,000
Andrew P. Marshall Executive Vice President of Regulatory Compliance and Safety	$187,500	$187,500	$375,000

The Board elected not to award performance stock units (“PSUs) at this time because the COVID-19 pandemic continues to present significant business uncertainty. The Board believes it does not have sufficient visibility to the timing of the Company’s recovery that would be necessary to set meaningful multi-year financial performance targets. The Board considers this a temporary decision and anticipates a return to a long-term incentive program that consists of at least 40% PSUs (equal to the weight given PSUs in the 2020 program), in fiscal year 2022. The Board believes that the options awarded, increased from 20% to 50% of the total equity award value, aligns management’s interest with that of shareholders and the performance element of the award adequately addresses the unprecedented uncertainty and lack of visibility given that a recipient will not realize any value of the award unless the share price exceeds a certain value.

Amended and Restated Executive Employment Agreements

On December 17, 2020, the Company amended and restated the executive employment agreements then in effect for each Executive (each, a “Restated Agreement”). The Restated Agreements provide for a term of employment for Mr. Feeler commencing on December 22, 2020 (“Effective Date”) and ending December 31, 2023 and a term of employment for each of Messrs. Bell, Welling, Gerratt and Marshall commencing on the Effective Date and ending on December 31, 2021, in each case, with automatic one-year renewal periods. Each Restated Agreement establishes a minimum initial annual base salary and a minimum target annual bonus as a percentage of base salary, each as set forth below.

Executive	Base Salary	Target Annual Incentive % of Base Salary
Jeffrey R. Feeler President and Chief Executive Officer	$625,000	100%
Simon G. Bell Executive Vice President and Chief Operating Officer	$453,000	75%
Steven D. Welling Executive Vice President of Sales and Marketing	$425,000	75%
Eric L. Gerratt Executive Vice President and Chief Financial Officer	$425,000	75%
Andrew P. Marshall Executive Vice President of Regulatory Compliance and Safety	$320,000	75%

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Upon a termination of employment by the Company without cause or by the Executive for good reason, each Executive would be entitled to receive an amount equal to the sum of (x) two years’ base salary and (y) two times target bonus (“Severance Payment”). In addition to the Severance Payment, each Executive would be entitled to (i) reimbursement of medical, dental and vision insurance premiums for a period up to 18 months (“COBRA Reimbursements”); (ii) six monthly payments each equal to the greater of (x) two times the monthly COBRA medical, dental and vision insurance premiums as of the termination date and (y) $5,000 commencing on the 18-month anniversary of the termination date (“Post-COBRA Payments”); (iii) 24 monthly cash payments each equal to two times the monthly premiums as of the termination date under the Company’s life insurance and long-term disability insurance plans (“L&D Payments”); and (iv) in the case of Mr. Feeler, up to 12 consecutive months of outplacement services not to exceed $100,000 in the aggregate (“Outplacement Services”).

Upon a “change of control” (as defined in each Restated Agreement) and subsequent termination of the Executive’s employment by the Company without cause or by the Executive for good reason, in either case, within 24 months after such change of control, each Executive would be entitled to receive, in lieu of the Severance Payment, a payment equal to two times (or three times for Mr. Feeler) the sum of (i) his annual base salary and (ii) the greater of (x) any earned but unpaid amount due under any cash incentive plan and (y) his target bonus amount. Each Executive would be further entitled to the COBRA Reimbursements, the Post-COBRA Payments (but equal to 18 monthly payments for Mr. Feeler) and the L&D Payments (but equal to 36 monthly payments for Mr. Feeler). In addition, Mr. Feeler would be entitled to the Outplacement Services.

The Restated Agreements also provide that upon certain terminations of employment by the Company or by the Executive, certain of their unvested equity awards may become fully or partially vested, with vesting being fully accelerated in some cases or on a continued basis in other cases.

The severance benefits in the Restated Agreements generally are subject to the Executive executing and not revoking a general release of claims against the Company and certain other persons and entities.

The non-compete and non-solicit restricted periods for each Executive after a termination of employment are (i) 18 months upon a termination of employment by the Company without cause (including non-renewal of the employment term) or by the Executive for good reason or (ii) 12 months upon a termination of employment by the Executive without good reason.

The foregoing description is not a complete description of the Restated Agreements and is qualified in its entirety by reference to the full text of the Restated Agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Ecology, Inc.

Date: December 23, 2020	By:	/s/ ERIC L. GERRATT
Eric L. Gerratt
Executive Vice President and Chief Financial Officer

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